EXHIBIT 23









                          Independent Auditors' Consent








        The Board of Directors
        Ronson Corporation:

        We consent to incorporation by reference in the Registration Statements (No. 2-87783, No. 33-13696, No. 33-25240 and No. 33-21042) on Forms S-8,
        S-2, S-8 and S-2, respectively, of Ronson Corporation of our report, dated March 11, 1998, relating to the consolidated balance sheet, statements of operations and cash flows of Ronson Corporation and subsidiaries for the year ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of Ronson Corporation.



        /s/DEMETRIUS & COMPANY, L.L.C.
        ------------------------------
        DEMETRIUS & COMPANY, L.L.C.

        Wayne, New Jersey
        March 11, 1998